STATE OF COLORADO
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     PUBLIC UTILITIES COMMISSION      Department of Regulatory Agencies
                                              Joseph A. Garcia
   Robert J. Hix, Chairman                 Executive Director           [SEAL]
   Vincent Majkowski, Commissioner
   R. Brent Alderles, Commissioner
   Bruce N. Smith, Director


                                             January 30, 1997


     Mr. Jonathan G. Katz, Secretary
     Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C.  20549

     Dear Mr. Katz:

          This letter is to inform you that Public Service Company of Colorado ("PSCo") has advised this Commission that it has filed with the Securities and Exchange Commission ("SEC") an application under Section 3(b) of the Public Utility Holding Company Act of 1935 to obtain an exemption for its acquisition of an interest in a foreign generation and distribution electric utility. In connection with that application, PSCo has requested that the Public Utilities Commission of the State of Colorado provide a certification of its authority to protect the ratepayers of PSCo.

          As the Commission having jurisdiction over the retail electric rates of PSCo in the State of Colorado, please be advised that this Commission:

          1. Has the authority and jurisdiction to protect the ratepayers of PSCo, and

          2.   Intends to exercise such authority.

          This certification is applicable to PSCo's application, and to all exempt wholesale generators ("EWGs") and foreign utility companies ("FUCOs") in which PSCo may later seek to obtain an ownership interest. However, this certification is subject to being revised or withdrawn by this Commission in the future.

                                        Very truly yours,

                                           /s/ Bruce N. Smith
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                                        Bruce N. Smith
                                        Director



              1580 Logan Street, Office Level 2, Denver, Colorado 80203
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